Exhibit 10.6

2017 Bonus Plan

Overview

The Cardlytics Bonus Plan (“Bonus Plan”) rewards employees for helping Cardlytics (“Company”) reach our corporate goals and for employees’ personal performance. This document provides details on the 2017 Bonus Plan. If you have additional questions, please speak with your manager or People Operations.

Bonus Potential

Your bonus potential is a percentage (%) of your annualized base salary. For each bonus period (either a quarter or the year), your bonus potential is based on your base salary at the end of that period. Your bonus % is based upon your level and will be communicated to you by your manager. Your bonus % can also be found in Namely after May 1, 2017.

Bonus Components

Your bonus consists of two components: corporate and personal. The weight of each of these components depends upon your level.

Payout

•	Corporate component

•	Paid out quarterly based upon Company performance on two metrics[1]

•	Typically paid out within 45 days of the end of each quarter

•	Personal component

•	Paid out annually based upon 2017 personal performance rating

•	Typically paid out within 60 days of the end of the year, but may be up to 90 days

•	The company must meet a minimum performance threshold for personal bonus to be paid

[1]	For C-Level/SVP bonus plans, 20% of the corporate component is paid out each quarter based upon quarterly metrics, and 20% is paid out annually based on annual metrics.

Cardlytics 2017 Bonus Plan

Corporate Component

The corporate component of the bonus is paid out based upon two metrics:

1.	Operating Expenses (OpEx)

•	Excluding commissions and bonus

2.	Net Revenue

•	Net Revenue = Revenue minus Bank Share

Each metric makes up 50% of the quarterly bonus potential. The goal for each metric will be communicated at the beginning of the quarter.

Each metric is paid out independently at the following levels2:

•	Under 90% of goal: 0% payout

•	90-99% of goal: 50% payout

•	100% of goal: 100% payout

•	Over 100% of goal: % for % payout, capped at 125%

Example: If the company hits 95% of Net Revenue and hits 100% of OpEx, then the Net Revenue portion will pay out at 50% and the OpEx portion at 100%.

Personal Component

The personal component of bonus is paid out based on each employee’s performance rating for 2017 at the following levels:

•	Superstar: 110% payout

•	Achiever Plus: 105% payout

•	Achiever: 100% payout

•	Growing: 70% payout

•	Opportunity: 0% payout

The Company must hit at least 85% of the annual target for both metrics to trigger personal payout.

[2]	OpEx is paid out inversely (e.g., if OpEx is 99% of the goal, this is considered 101% attainment).

Cardlytics 2017 Bonus Plan

Fine Print

•	Regular, full-time employees are eligible to participate

•	Employees hired during a quarter will be eligible for a pro-rated bonus for the quarter in which he/she was hired

•	Employees hired between January 1, 2017 and October 1, 2017 will be eligible for a pro-rated annual bonus; employees hired after October 1, 2017 will not be eligible for any annual portion of the bonus but will be eligible for a pro-rated Q4 corporate bonus

•	Employees who switch from the bonus plan to a commission plan, or vice versa, will be eligible for pro-rated participation in the bonus plan based on the portion of the year he/she was bonus eligible

•	Employees are not eligible to participate in a commission plan and the bonus plan simultaneously. Commissioned employees will only be eligible for incentive compensation through his/her commission plan

•	You must be active employee of Cardlytics on the date the bonus is paid in order to be eligible; participants who voluntarily resign prior to the bonus payment date may not be eligible for payment

•	The Bonus Plan, its guidelines and your participation are all subject to modification or termination at any time at the sole discretion of the Company

•	People Operations and Finance calculate bonus payments and their interpretations of the plan are final in all respects

•	Quarterly payments will typically be made 45 days after the end of the quarter, but will be no later than 60 days after the end of the quarter

•	Annual payments will typically be made 60 days after the end of the year, but will be made no later than 90 days after the end of the year

•	All bonus payments are subject to applicable federal, state and local tax withholdings

•	This plan does not create a contract of employment or a contract for pay or benefits

Cardlytics 2017 Bonus Plan